EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF

VERDE SCIENCE, INC.

FORM 10-Q FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2014

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harpreet Sangha, am the Chief Executive Officer and Chief Financial Officer of VERDE SCIENCE, INC., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the nine month period ended September 30, 2014 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) orSection 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 22, 2014	By:	/s/ Harpreet Sangha
Harpreet Sangha
Chief Executive Officer, Chief Financial Officer and Director